                                                                   EXHIBIT 23.6

                             ACCOUNTANTS' CONSENT

The Board of Directors
Taconic Telephone Corp.:

  We consent to the inclusion of our report dated March 6, 1998 on the consolidated financial statements of Taconic Telephone and subsidiaries, as of December 31, 1996 and 1997, and for each of the years in the three-year period ended December 31, 1997 in Amendment No. 2 to the Offering Memorandum for $200,000,000 Senior Subordinated Notes (due 2008) of MJD Communications, Inc., dated September 11, 1998.

/s/ KPMG Peat Marwick LLP

Albany, New York

September 10, 1998

                                                                   EXHIBIT 23.6

                             ACCOUNTANTS' CONSENT

The Board of Directors
MJD Communications, Inc.:

  We consent to the use of our reports included herein and to reference to our Firm under the headings "Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial and Operating Data" and "Experts" in Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-56365).

/s/ KPMG Peat Marwick LLP

Lincoln, Nebraska

September 10, 1998